UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2025

DAMON INC.

(Exact name of registrant as specified in its charter)

British Columbia	001-42190	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4601 Canada Way Suite #402 Burnaby, BC	V5G 4X7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (236) 326-3619

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2025, Damon Inc. (the “Company”) entered into a Promissory Note (the “Note”) with Baljinder Bhullar, the Chief Financial Officer and a director of the Company, and Dino Mariutti (collectively, the “Creditors”), pursuant to which the Creditors agreed to lend the Company an aggregate principal amount of $300,000, with each Creditor contributing $150,000. This transaction has been approved by the Company’s audit committee. The proceeds of the Note are expected to be used for general corporate purposes.

The Note bears interest at a rate of 15% per annum and matures on the earlier of (i) 60 days following the advance of funds to the Company or (ii) five business days following the completion of an intellectual property loan financing or the receipt of any other debt or equity financing by the Company, provided that no amount shall be due or payable unless and until all obligations of the Company to Streeterville Capital, LLC (“Streeterville”) have been paid in full.

The Company is required to pay the Creditors an aggregate setup fee of $30,000, payable on the earlier of the maturity date or any prepayment of the Note. If the setup fee is not paid within five business days following maturity, the aggregate setup fee increases to $50,000. No setup fee is payable unless and until all obligations to Streeterville have been paid in full.

All obligations under the Note are subordinated to the Company’s obligations to Streeterville, and the parties have agreed to enter into an intercreditor and subordination agreement acceptable to Streeterville.

In connection with the Note, the Company entered into a General Security Agreement with the Creditors pursuant to which the Company granted the Creditors a security interest in substantially all of the Company’s present and after-acquired personal property to secure the obligations under the Note. The security interest is subordinated in all respects to the security interests of Streeterville.

The foregoing description of the Note and the General Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Promissory Note, dated December 29, 2025, issued by Damon Inc. to Baljinder Bhullar and Dino Mariutti.
10.2	General Security Agreement, dated December 29, 2025, between Damon Inc. and Baljinder Bhullar and Dino Mariutti.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAMON, INC.

Date: January 5, 2026	By:	/s/ Bal Bhullar
	Name:	Bal Bhullar
	Title:	Chief Financial Officer

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